SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 2, 2004


                                Mind2Market, Inc.
                  ---------------------------------------------
             (Exact name of registrant as specified in its chapter)


         COLORADO                      000-28711           84-1361341
     ---------------                 ------------         -------------
(State or other jurisdiction         (Commission          (IRS Employer
      of incorporation)              File Number)         Identification No.)


7609 Ralston Road, Arvada, CO                             80004
- --------------------------------------------------      -------
(Address of principal executive offices)             (Postal Code)


Registrant's telephone number, including area code:  (303) 422-8127
                                                     --------------


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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

               None.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

               None.

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

               None.


ITEM 4.  Change in Registrant's Certifying Accountant

  ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT



               Van Dorn & Bossi, formerly auditors for the Company, resigned as auditors in 2004 because they chose not to register with the PCAOB. Michael Johnson & Co., LLC were engaged as auditors for Company on August 2, 2004.

               The Change of Accountants was approved by the Board of Directors. No audit committee exists other than the members of the Board of Directors.

               In connection with audit of the two most recent fiscal years and through the date of termination of the accountants, no disagreements exist with any former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with his report to the subject of the disagreement(s).

               The audit reports by Van Dorn & Bossi, for periods up to December 31, 2001, the year of last report audited was issued containing an opinion which included a paragraph discussing uncertainties related to continuation of the Registrant as a going concern. No report of Van Dorn & Bossi contained an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.


Item 5.  Other Event

         None.

ITEM 6.    RESIGNATION AND APPOINTMENT OF OFFICERS AND DIRECTORS

               None.
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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

        Financial Statements

               None.


        Exhibits

               16.1 Resignation of Auditor
               23.1 Consent of Van Dorn & Bossi
               23.2 Consent of Michael Johnson & Company, LLC.


ITEM 8. CHANGE IN FISCAL YEAR

ITEM 9. REGULATION FD DISCLOSURE

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLANS.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MIND2MARKET, INC.



Date:  August 2, 2004                    /s/James Clark
                                            ---------------
                                            James Clark
                                            Chairman and CEO